Exhibit 4.3

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on October 28, 2020 (the “Effective Date”), by and among:

1.	LianBio, an exempted company organized under the Laws of the Cayman Islands (the “Company”);

2.	each Group Company listed on Schedule I hereto;

3.	each Ordinary Shareholder listed on Schedule II hereto; and

4.	each Series Seed Investor and Series A Investor listed on Schedule III hereto (collectively, the “Investors”, and each an “Investor”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein without definition shall have the meanings set forth in the Subscription Agreement (as defined below).

RECITALS

A.

The Series A Investors have agreed to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to such Series A Investors, certain Series A Preferred Shares (as defined below) of the Company on the terms and conditions set forth in the Series A Preferred Share Subscription Agreement, dated October 29, 2020, by and among the Company and such Investors (the “Subscription Agreement”).

B.

The Subscription Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the Initial Closing (as defined in the Subscription Agreement).

C.

The Parties desire to enter into this Agreement to amend and restate that certain Amended and Restated Shareholders Agreement, dated as of October 16, 2019, by and among the Company, the Ordinary Shareholders and the Series Seed Investors (the “Prior Shareholders Agreement”) in its entirety and to make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

D.

For the purpose of this Agreement and the Memorandum and Articles (as defined below) of the Company, prior to the Additional Closing (as defined in the Subscription Agreement), the term “Series A Preferred Shares” shall not include the Series A Preferred Shares issued pursuant to the Subscription Agreement to FIIF (as defined below), and FIIF shall only become an Investor and may exercise the rights granted to FIIF after the consummation of the Additional Closing.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1 Definitions. The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means the generally accepted accounting principles in the United States as in effect from time to time, applied on a consistent basis.

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, including, in the case of any Party, (a) any direct or indirect shareholder or member of such Party, (b) any of such shareholder’s or member’s or the Party’s general partners or limited partners, (c) the fund manager or investment advisor managing or advising such shareholder or Party (and general partners, limited partners and officers thereof) and other funds managed or advised by such fund manager or investment advisor, (d) trusts Controlled by or for the benefit of any such Party referred to in (a), (b) or (c), and (e) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by the Party or any of their affiliates.

“Anti-Corruption Laws” means all anti-corruption and anti-bribery laws and regulations, including, without limitation, the applicable laws and regulations of the PRC, the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

“Applicable Securities Laws” means (a) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities Laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (b) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” means, with respect to any Person, (a) a corporation or organization (other than the Group Companies) of which such Person is a director, officer or partner or is, directly or indirectly, the record or beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (c) any parent, sibling, child or spouse of such Person.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any), who shall be one of the “Big Four” international accounting firms or such other reputable auditor as approved by the Board in accordance with Section 12.2 hereof.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC, Hong Kong, New York, or the Cayman Islands.

“Casdin” means Casdin Private Growth Equity Fund, L.P.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of association, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (a) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (b) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Confidential Information” means all terms and conditions of the Transaction Documents, and all oral, written or tangible technical, financial, business or other information of whatever kind that is confidential, proprietary or not generally available outside of the Company and its Affiliates, including, without limitation, (a) patents and unpublished patent applications, (b) trade secrets and know-how, (c) proprietary and confidential information, ideas, gene sequences, cell lines, samples, media, chemical compounds, assays, biological materials, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products of the Company and its Affiliates (such as information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information regarding third parties). Confidential Information shall not include any information or knowledge which: (i) is in the public domain other than by a recipient’s breach of this Agreement; (ii) is disclosed to a recipient lawfully by a third party who is not under any obligation of confidentiality with respect to such information or knowledge, either by Contract or by Law; or (iii) is now or hereafter becomes generally known in the industry of the Company other than by a recipient’s breach of this Agreement.

“Contract” means a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Director” means a director serving on the Board.

“Equity Plan” means any equity incentive, purchase or participation plan, employee stock option plan or similar plan of the Company approved by the Board in accordance with Section 12.2(g).

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Farallon” means Zone II Healthcare Holdings, LLC.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“FIIF” means Future Industry Investment II (Cayman) Co., Limited.

“Government Official” means any Person employed by or acting on behalf of a government, government-controlled entity or public international organization; any political party, party official or candidate; any Person who holds or performs the duties of an appointment, office or position created by custom or convention; and any Person who holds himself out to be the authorized intermediary of any of the foregoing.

“Governmental Authority” means any government of any nation, federation, province, state or locality or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company and any direct or indirect Subsidiary of the Company, whether established prior to or after the Effective Date, and “Group” refers to all of the Group Companies collectively.

“Holders” means the Investors and Key Holders, and their Permitted Transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness, (f) all obligations that are capitalized (including capitalized lease obligations), (g) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (h) all obligations in respect of any interest rate swap, hedge or cap agreement, and (i) all guarantees issued in respect of any indebtedness of another Person where such indebtedness is of the nature described in clauses (a) through (h) above, but only to the extent of the indebtedness guaranteed.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (a) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (b) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (c) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (d) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (e) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (f) the goodwill symbolized, associated with or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by either the Securities and Exchange Commission of the United States under the Securities Act or another governmental authority for a public offering in a jurisdiction other than the United States.

“Key Holders” means Perceptive Life Sciences Master Fund, Ltd., LEV LB Holdings, LP, Perceptive Xontogeny Venture Fund, LP and BridgeBio Pharma LLC.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, Law or equity.

“Memorandum and Articles” means the Second Amended and Restated Memorandum of Association of the Company and the Articles of Association of the Company, as each may be amended or restated from time to time.

“Majority Ordinary Shareholders” means the holders of more than fifty percent (50%) of the voting power of the then outstanding Ordinary Shares.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.0001 per share.

“Perceptive Funds Entities” collectively, means Perceptive Life Sciences Master Fund, Ltd., LEV LB Holdings, LP, Perceptive Xontogeny Venture Fund, LP and C2 Life Sciences LLC.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“Pfizer” means Pfizer Inc.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, Macau and Taiwan.

“PRC Company” means Shanghai LianBio Development Co., Ltd. (上海联拓生物科技有限公司), a limited liability company incorporated under the Laws of PRC.

“Preferred Shares” means the Series Seed Preferred Shares and the Series A Preferred Shares.

“Preferred Shareholders” means the holders of the Preferred Shares.

“Qualified IPO” shall have the meaning set forth in the Memorandum and Articles.

“RA Capital” means, collectively, RA Capital Healthcare Fund, LP, RA Capital Nexus Fund II, LP and Blackwell Partners LLC—Series A.

“Recapitalization” means any reorganization, restructuring, reclassification or other similar event by the Company of its capital structure.

“Registrable Securities” means (a) with respect to the demand registration as provided in Section 2 and the piggyback registrations as provided in Section 3, the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (b) with respect to the demand registration as provided in Section 2 and the piggyback registrations as provided in Section 3, any Ordinary Shares issued or issuable upon conversion and/or exercise of any other securities of the Company, (c) with respect to the demand registration as provided in Section 2 and the piggyback registrations as provided in Section 3, any Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (a) herein, and (d) with respect to the piggyback registrations as provided in Section 3 hereof only, the issued Ordinary Shares; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 14.3 and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the US.

“Related Party” means any Affiliate, officer, director or shareholder of any Group Company and any Affiliate or Associate of any of the foregoing.

“Requisite Holders” means the holders of a majority of the voting power of the then total issued and outstanding Shares of the Company that are held by the Preferred Shareholders and the Key Holders (voting together as a single class and not as separate series, calculated on an as-converted basis).

“Requisite Preferred Holders” means both of the Series A Majority Holders and Series Seed Majority Holders, each voting as a separate class.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Majority Holders” means the holders of at least sixty percent (60%) of the voting power of the then outstanding Series A Preferred Shares (calculated on as-converted basis).

“Series A Preferred Shares” means the Series A preferred shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series Seed Majority Holders” means the holders of at least fifty percent (50%) of the voting power of the then outstanding Series Seed Preferred Shares (calculated on as-converted basis).

“Series Seed Preferred Shares” means the Series Seed preferred shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Sphera” means Sphera Global Healthcare Master Fund.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Tax” means (a) in the PRC: (i) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (ii) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (iii) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (i) and (ii) above, and (b) in any jurisdiction other than the PRC: all similar liabilities as described in clause (a)(i), (a)(ii) and (a)(iii) above.

“Transaction Documents” has the meaning set forth in the Subscription Agreement.

“T. Rowe” means, collectively, T. Rowe Price Health Sciences Fund, Inc. and T. Rowe Price Health Sciences Portfolio.

“Tybourne” means Aquila Investments XII.

“US” means the United States of America.

“Venrock” means, collectively, Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC and Venrock Healthcare Capital Partners EG, L.P.

“Vida” means, collectively, Vida Ventures II, LLC and Vida Ventures II-A, LLC.

“Viking” means Viking Global Opportunities Illiquid Investments Sub-Master LP.

“Wellington” means Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Acting Imporperly	Section 13.1(b)
Agreement	Preamble
Anti-Corruption Policies	Section 13.1(a)(i)
Arbitration Notice	Section 14.5(b)
Bridge	Section 11.1(a)
Bridge Director	Section 11.1(a)
Claimant	Section 14.5(d)
Company	Preamble
Company Representatives	Section 13.1(b)
Co-Sale Notice	Section 9.4(a)
Co-Sale Right	Section 9.4(a)
C-Suite Executives	Section 13.9(a)
Disclosing Party	Section 13.8(a)
Dispute	Section 14.5(a)
Drag-Along Transaction	Section 10.1
Drag-along Selling Shareholder	Section 10.1
Effective Date	Preamble
Exempt Registrations	Section 3.5
HKIAC	Section 14.5(c)
Information Rights	Section 8.1(e)
Inspection Rights	Section 8.2
Investor or Investors	Preamble
New Securities	Section 7.3
Non-soliciting Party	Section 13.7
Observers	Section 11.4(c)
Offered Shares	Section 9.2
Option Period	Section 9.3(a)
Ordinary Director or Ordinary Directors	Section 11.1(a)
Ordinary Shareholders	Schedule II
Participating Investor	Section 9.3(a)
Participating Investor Notice	Section 9.3(a)
Partcipating Rights Holders	Section 7.4(a)
Participation Notice	Section 7.4(a)
Participation Period	Section 7.4(a)
Party or Parties	Preamble
Preemptive Right	Section 7.1
Prior Shareholders Agreement	Recital
Pro Rata Share	Section 7.2
Proposed Transferee	Section 9.2
QEF Election	Section 13.2(a)
RA Capital Observer	Section 11.4(b)
Respondent	Section 14.5(d)
Rights Holder	Section 7.1
Restriction Period	Section 12.1(l)
Series A Investors	Schedule III Part B
Series Seed Director or Series Seed Directors	Section 11.1(a)
Series Seed Investors	Schedule III Part A
Shareholders Agreement	Preamble
Subscription Agreement	Preamble
Transfer	Section 9.1
Transfer Notice	Section 9.2
Transferee	Section 9.1
Transferor	Section 9.1
Venrock Observer	Section 11.4(b)
Violation	Section 5.1(a)

1.3 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (a) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (c) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (f) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (g) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (h) the term “or” is not exclusive and shall be deemed to have the same meaning with “and/or”, (i) the term “including” will be deemed to be followed by “, but not limited to,” (j) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (k) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (l) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Charter Documents, (m) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (n) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (o) the masculine, feminine, and neuter genders will each be deemed to include the others, (p) the term “day” means “calendar day”, and “month” means calendar month, and (q) all references to dollars or to “US$” are to currency of the United States of America, and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (a) the fifth (5th) anniversary of the Effective Date or (b) the date that is six (6) months after the consummation of an IPO, Holders holding forty percent (40%) of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration on any internationally recognized exchange that is reasonably acceptable to such requesting Holder. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given pursuant to this Section 2.1, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective.

2.2 Registration on Form F-3 or Form S-3. At any time after the Company has been subject to the requirements of Section 12 or 15(d) of the Exchange Act for a period of at least twelve (12) months, the Company shall use its reasonable best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United

States), Holders of at least thirty percent (30%) of the Registrable Securities then outstanding may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 2.2.

2.3 Right of Deferral.

(a) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(i) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within one hundred eighty (180) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within one hundred eighty (180) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(ii) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(iii) with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if such form is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000; or

(iv) in any jurisdiction in which the Company would be required to be qualified to do business or execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(b) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than one hundred eighty (180) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other Equity Securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided in this Section 2.4. All Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of seventy five percent (75%) of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to fifty percent (50%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the Holders is allocated among all non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such non-excluded Holders to be included; provided, that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be; provided, further, that if any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3. Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to fifty percent (50%) of the Registrable Securities requested to be Registered but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting (including all shares held by the Investors and all other employees, directors, officers, etc.), so long as in no event shall Registrable Securities which are held by the Holders be excluded from such underwriting unless all Registrable Securities that are not held by the Holders are first excluded from such offering, and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(b) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 No Limitation. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

3.5 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (a) relating solely to the sale of securities to participants in a Company share plan or (b) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

4. Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective and effective for the period of distribution contemplated thereby;

(b) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep such Registration Statement effective for the period specified in Section 4.1(a) above and to comply with the provisions of Applicable Securities Laws with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(c) Furnish to the selling Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by the Registration Statement;

(d) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business that it would not otherwise be required to qualify or file a general consent to service of process in any such jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(f) Promptly notify each selling Holder under the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (i) the issuance of any stop order by the Commission, or (ii) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such selling Holder, promptly prepare and furnish to such selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and such prospectus, as supplemented or amended, shall comply with Law;

(g) Furnish, at the request of any selling Holder, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the external counsel of reputable standing, representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering;

(h) Otherwise comply with all applicable Law and rules and regulations of the Commission to the extent applicable to the Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i) Not, without the written consent of the holders of at least two-thirds (2/3rds) of voting power of the Registrable Securities covered by the Registration Statement, make any offer relating to the Equity Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Exchange Act;

(j) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration Statement; and

(k) Take all necessary actions necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are or will be listed or traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company.

5. Registration-Related Indemnification.

5.1 Company Indemnity.

(a) In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Company will indemnify and hold harmless each selling Holder, such Holder’s partners, officers, employees, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder, legal counsel or underwriter, against any losses, claims, damages or liabilities (joint or several) to which such Person may become subject under Applicable Securities Laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws; provided, that the Company will not be liable in any such case if and to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Person in writing specifically for use in such Registration Statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto). The Company will reimburse, as incurred, each such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or Action.

(b) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or Action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or Action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

(c) The indemnity agreement contained in this Section 5.1 shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party under this Section 5.1 and shall survive the transfer of securities by such Holder or any indemnified party.

5.2 Holder Indemnity.

(a) In the event of a Registration under this Agreement, to the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any such Person may become subject, under Applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or Actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with information furnished by such Holder in writing specifically for use in such Registration Statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto); and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or Action. No selling Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(b) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or Action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any Action (including any governmental Action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 except to the extent such failure is materially prejudicial to the indemnifying party’s ability to defend such Actions. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to the applicable Registration Statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6. Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least fifty percent (50%) of the voting power of the then outstanding Registrable Securities held by all Investors (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (a) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand Registration of their Equity Securities, or (c) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus or such longer period if required by the managing underwriter) (a) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the IPO (other than those included in such offering), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (i) the foregoing provisions shall only apply to the IPO, (ii) the forgoing provisions of this Section 6.3 shall not be applicable to any Holder unless all directors, officers and all other Holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) are bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section 6.3, and (iii) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company Shareholders that are subject to such agreements, based on the number of Shares subject to such agreements.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b) it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Requisite Preferred Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7. Preemptive Right.

7.1 General. The Company hereby grants to each holder of the Preferred Shares (and/or any of its designated Affiliates) (each such party, the “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the Effective Date (the “Preemptive Right”).

7.2 Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Preferred Shares (calculated on an as-converted to Ordinary Share basis) or any Ordinary Shares issued up on conversion of any Preferred Shares held by such Rights Holder, to (b) the total number of Ordinary Shares (including the Preferred Shares on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(a) any Equity Securities issued upon conversion or exercise of options, warrants or convertible securities existing as of the Effective Date;

(b) any Ordinary Shares and/or options or warrants therefor issued (or issuable pursuant to such warrants or options) to the Group Companies’ employees, officers, directors, consultants or any other eligible beneficiaries qualified pursuant to an Equity Plan duly approved by the Board in accordance with this Agreement and the Memorandum and Articles, including but limited to the approval of at least one Series Seed Director;

(c) any Equity Securities of the Company issued or issuable pursuant to a share subdivision, share dividend, combination, Recapitalization or other similar transaction of the Company, in each case, as duly approved in accordance with this Agreement;

(d) any Equity Securities of the Company issued pursuant to a registered public offering duly approved in accordance with this Agreement;

(e) any Equity Securities of the Company issued in connection with a bank financing, equipment leasing, licensing or strategic alliance arrangement, research, collaboration, development, OEM or other similar agreement or strategic partnership, in any case, duly approved in accordance with the procedure hereunder;

(f) any Ordinary Shares issued upon the conversion of the Preferred Shares; and

(g) any Equity Securities that are otherwise excluded by written consent of the Requisite Preferred Holders.

7.4 Procedures.

(a) Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have fifteen (15) Business Days from the date of receipt of any such Participation Notice (the “Participation Period”) to give written notice to the Company of its intention to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share) (the Rights Holders who have given such notice, the “Participating Rights Holders”). If any Rights Holder fails to so respond in writing within such fifteen (15) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b) Closing. For up to ten (10) Business Days following the expiration of the Participation Period, or such longer period as may be agreed by the Company and the Participating Rights Holders, the Company and the Participating Rights Holders shall negotiate in good faith and execute and deliver a subscription agreement and other customary documents for the issuance of New Securities consistent with the price and the general terms set forth in the Participation Notice and providing for the closing of such issuance as of a date not less than ten (10) Business Days’ following the execution and delivery of such subscription agreement.

7.5 Failure to Exercise. Upon the expiration of the Participation Period, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

7.6 Termination. The Preemptive Right shall terminate immediately prior to the completion of a Qualified IPO.

8. Information Rights.

8.1 Delivery of Financial Statements. The Company shall, and shall cause the Group Companies to, keep proper, complete and accurate books of account in US Dollars, in accordance with the Accounting Standards. All costs and expenses associated with the Company’s keeping of books of account or other financial records (whether through any third party service provider or not) will be borne by the Company. The Company shall have its accounts and those of the other Group Companies audited annually by the Auditor, as appointed by the Board from time to time, in accordance with such standards by one of the “Big Four” accounting firms. All costs and expenses associated with the activities of the Auditor will be borne by the Company. The Company shall deliver to each Shareholder (together with its Affiliates) holding at least five percent (5%) of the issued and outstanding Series Seed Preferred Shares of the Company and each Shareholder holding at least five percent (5%) of the issued and outstanding Series A Preferred Shares of the Company (or Ordinary Shares issued upon conversion of Preferred Shares) (other than any Investor that the Company reasonably believes to be a competitor of the Company, provided, that none of the Perceptive Fund Entities, Venrock, RA Capital, FIIF, Viking, Tybourne, Pfizer, Wellington or Vida shall be deemed to be a competitor of the Company for any reason) the following documents or reports:

(a) within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for each Group Company for such fiscal year and a consolidated balance sheet, including a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, for each Group Company as of the end of the fiscal year, audited and certified by an Auditor, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(b) within forty-five (45) days of the end of each fiscal quarter of the Company, a consolidated unaudited income statement and statement of cash flows for such quarter and a consolidated balance sheet for each Group Company as of the end of such quarter, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes);

(c) within fifteen (15) days prior to the beginning of the following fiscal year of the Company, annual consolidated management projections and an operating budget for the immediate following fiscal year (the “Budget”);

(d) as soon as practically possible after the end of each fiscal quarter of the Company, a detailed capitalization table of the Company, including but not limited to a statement showing the number of shares of each class and series of shares and securities convertible into or exercisable for shares of the Company outstanding at the end of the period, the Ordinary Shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Ordinary Shares and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Shareholder to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct; and

(e) copies of all documents or other information sent to all other Shareholders (the above rights, the “Information Rights”).

8.2 Inspection Rights. Each Shareholder (together with its Affiliates) holding at least five percent (5%) of the issued and outstanding Series Seed Preferred Shares of the Company and each Shareholder holding at least five percent (5%) of the issued and outstanding Series A Preferred Shares of the Company (or Ordinary Shares issued upon conversion of Preferred Shares) (other than any Investor that the Company reasonably believes to be a competitor of the Company provided, that none of the Perceptive Fund Entities, Venrock, RA Capital, FIIF, Viking, Tybourne, Pfizer, Wellington or Vida shall be deemed to be a competitor of the Company for any reason) shall have the right to access to the Company’s properties to the extent customary and reasonable and to receive copies of all shareholder decisions, resolutions and communications and customary tax reporting information of the Company, provided, however, that (a) in no event shall such access (i) disrupt or otherwise impair the normal business operation of any Group Companies or (ii) be effectuated more than once per every two (2) calendar quarters, and (b) the Company shall have no obligation to provide information or material if the disclosure of which would adversely affect the attorney-client privilege between the a Group Company and its counsel or result in disclosure of trade secrets, highly sensitive confidential and proprietary information or any other information reasonably deemed by the Company to present a conflict of interest (the “Inspection Rights”).

8.3 Termination. The Information Rights and Inspection Rights shall terminate upon the consummation of a Qualified IPO.

9. Restrictions on Transfer

9.1 Generally. No Ordinary Shareholder (a “Transferor” for purposes of this Section 9) shall be permitted to directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (a “Transfer,” and “Transferee” shall have correlative meaning) any Ordinary Shares of the Company now or hereafter owned or held by the Transferor without the prior written approval of the Requisite Preferred Holders, provided, that any Ordinary Shareholder may Transfer all or a portion its interest in any Ordinary Shares to its Affiliate for no consideration upon prior written notice to the Company of such proposed Transfer so long as (a) in the Company’s reasonable determination, the transferee Affiliate does not and will not, directly or indirectly, compete against the Company and (b) the transferee Affiliate agrees to become a party to, and be bound by, the terms and conditions of this Agreement to the same extent as the transferor by executing and delivering a Deed of Adherence, attached hereto as Exhibit A. Any Transfer of Shares of the Company not made in compliance with this Agreement shall be null and void as against the Company, and shall not be recorded on the books of the Company.

9.2 Transfer Notice. Subject to Section 9.1, if any Transferor proposes to Transfer any Ordinary Shares of the Company now or hereafter owned or held by the Transferor to one or more third parties (other than a permitted transfer to an Affiliate as contemplated by Section 9.1), then the Transferor shall give the Company and each Investor written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (a) a description of the Ordinary Shares to be transferred (the “Offered Shares”), (b) the identity and address of the proposed transferee (the “Proposed Transferee”), and (c) the consideration (including price and form of consideration) and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the Proposed Transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

9.3 Right of First Refusal.

(a) Investors’ Right of First Refusal. Each Investor shall have an option for a period of thirty (30) Business Days following the receipt of the Transfer Notice (the “Option Period”) to elect to purchase its respective pro rata share of the Offered Shares at the same price and subject to substantially the same terms and conditions as described in the Transfer Notice. Each Investor may exercise such purchase option and request to purchase all or any portion of its pro rata share of the Offered Shares (a “Participating Investor” for the purposes of this Section 9.3(a) and Section 9.3(b)), by notifying the Transferor and the Company in writing, before expiration of the Option Period as to the number of such shares that it wishes to purchase (the “Participating Investor Notice”). Each Investor’s pro rata share of the Offered Shares shall be a fraction of the Offered Shares, the numerator of which shall be the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) owned by such Investor on the date of the Transfer Notice and denominator of which shall be the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all Investors on the date of the Transfer Notice.

(b) Payment.

(i) The Participating Investors shall effect the purchase by check (if agreeable to the Transferor), or by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased, at a place agreed to by the Transferor and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive office of the Company on the 60th Business Day following the Investors’ receipt of the Transfer Notice, unless such notice contemplated a later closing date with the Proposed Transferee or unless the value of the purchase price has not yet been established, in which case the closing shall be on such later date or as provided in subsection (ii) below. The Company will update its register of members upon the consummation of any such Transfer.

(ii) Valuation of Property

(1) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Participating Investors shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(2) If the Transferor and Participating Investors cannot agree on such cash value within ten (10) days after the expiration of the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of the Transferor and the Participating Investors or, if they cannot agree on an appraiser within the Option Period, the Transferor and the Participating Investors shall select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of such value and shall be final and binding on the Transferor and the Participating Investors.

(3) The cost of such appraisal shall be shared equally by the Transferor and the Participating Investors.

(4) If the value of the purchase price offered by the proposed transferee is not determined within thirty (30) days following the Company’s receipt of the Transfer Notice from the Transferor, the closing of the purchase of Offered Shares by the Participating Investors shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this subsection (ii).

9.4 Right of Co-Sale.

(a) To the extent any Investor does not exercise its respective rights of first refusal as to any of its pro-rata share of the Offered Shares proposed to be sold by the Transferor to the Proposed Transferee identified in the Transfer Notice pursuant to Section 9.3, the Transferor shall give notice thereof to such Investors (the “Co-Sale Notice”) (specifying in such Co-Sale Notice the number of remaining Offered Shares as well as the number of Shares that the Investors may participate with), and such Investors shall have the right to participate in such sale, to the Proposed Transferee identified in the Transfer Notice, of the remaining Offered Shares not purchased pursuant to Section 9.3, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable to the Transferor) by notifying the Transferor in writing within ten (10) Business Days following the date of the Co-Sale Notice (the “Co-Sale Right”); provided that such Investors shall not be required to give any representations and warranties with respect to the Company other than title to the Shares to be sold by it. Such Investors’ notice to the Transferor shall indicate the number of Shares it wishes to sell under its Co-Sale Right.

(b) The maximum number of Shares that an Investor may elect to sell shall be equal to the product of (i) the aggregate number of the Offered Shares identified in the Transfer Notice multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) owned by such Investor on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) owned by the Transferor and such Investor exercising its Co-Sale Right hereunder.

(c) An Investor shall effect its participation in the sale by promptly executing and delivering an instrument of transfer to the Company in respect of the type and number of Shares which such Investor elects to sell and notifying the Transferor of the same, before the applicable closing; provided, however that if the Proposed Transferee objects to the transfer of Ordinary Share Equivalents in lieu of Ordinary Shares, upon such Investor’s request, the Company shall (and the Transferor shall cause the Company to) effect the conversion of such Ordinary Share Equivalents into Ordinary Shares concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(d) The share certificate or certificates that the applicable Investor delivers to the Company pursuant to this Section 9.4 shall be submitted to the Company for cancellation and the Company shall, upon the consummation of the sale of the Shares pursuant to the terms and conditions specified in the Transfer Notice, issue a new certificate to such Investor for any remaining balance. The Transferor shall concurrently therewith remit to such Investor that portion of the sale proceeds to which the Investor is entitled due to its participation in such sale. The Company will update its register of shareholders upon the consummation of any such Transfer.

(e) To the extent that any Proposed Transferee prohibits the participation by an Investor exercising its Co-Sale Rights hereunder in a proposed Transfer or otherwise refuses to purchase Shares or other securities from the Investors exercising its Co-Sale Rights hereunder, the Transferor shall not sell to such Proposed Transferee any Shares unless and until, simultaneously with such sale, the Transferor shall purchase from the Investor(s) such shares or other securities that such Investor(s) would otherwise be entitled to sell to the Proposed Transferee pursuant to its Co-Sale Rights for the same consideration and on the non-price terms and conditions no less favorable to the Transferor as the Proposed Transferee described in the Transfer Notice.

9.5 Non-Exercise of Rights.

(a) If the Investors do not elect to exercise its right of first refusal to purchase all of the Offered Shares in accordance with Section 9.3, then, subject to the right of the Investors to exercise its Co-Sale Right in the sale of Offered Shares within the time periods specified in Section 9.4 (if applicable), the Transferor shall have a period of ninety (90) days from the expiration of the Option Period in which to sell the remaining Offered Shares to the Proposed Transferee upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such Proposed Transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement, and the transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

(b) In the event the Transferor does not consummate the sale of such Offered Shares to the Proposed Transferee within such ninety (90) day period as provided in Section 9.5(a), the rights of the Investors under Section 9.3 and Section 9.4 shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(c) The exercise or non-exercise of the rights of the Investors under Section 9.3 to purchase Ordinary Shares from a Transferor or participate in the sale of Ordinary Shares by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Ordinary Shares or subsequently participate in sales of Ordinary Shares by the Transferor hereunder.

9.6 Allocation of Consideration.

(a) Subject to Section 9.6(b), the aggregate consideration payable to the Investors exercising their Co-Sale Rights pursuant to Section 9.4 (the “Participating Investors”) and the Transferor shall be allocated based on the number of shares of Offered Shares sold to the Transferee by each Participating Investor and the Transferor as provided in Section 9.4, provided that if a Participating Investor wishes to sell Preferred Shares, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Shares into Ordinary Shares.

(b) In the event that the proposed Transfer by the Transferor constitutes a transaction or series of related transactions in which a person, or a group of related persons, acquires from shareholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, the terms of the written purchase and sale agreement covering the Transfer shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the Transferor in accordance with Section 8.2 of the Memorandum and Articles as if (A) such Transfer were a Deemed Liquidation Event (as defined in the Memorandum and Articles), and (B) the Offered Shares sold in the Transfer were the only Equity Securities of the Company outstanding.

9.7 Termination. The provisions of this Section 9 shall terminate upon the consummation of a Qualified IPO.

10. Drag-along Right.

10.1 Drag-Along Transaction. At any time after the second (2nd) anniversary of the Initial Closing (as defined in the Subscription Agreement) and prior to the consummation of a Qualified IPO, if a Deemed Liquidation Event or a transaction or a series of related transactions in which fifty percent (50%) or more of the Company’s voting power is transferred (the “Drag-Along Transaction”) is approved by (a) a majority of the members of the Board (including at least one Series Seed Director) and (b) the Requisite Preferred Holders, then each Shareholder hereby agrees with respect to all the Shares that he, she or it holds or otherwise exercises dispositive power over:

(a) in the event such Drag-Along Transaction requires the approval of Shareholders, (i) if the matter is to be brought to a vote at a shareholders’ meeting of the Company, after receiving proper notice of any such shareholders’ meeting, to vote on the approval of a Drag-Along Transaction, to be present, in person or by proxy, as a holder of the Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meeting; and (ii) to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Drag-Along Transaction and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Drag-Along Transaction;

(b) in the event that the Drag-Along Transaction is to be effected by the sale of Shares held by another Shareholder (such transaction a “Stock Sale” and such Shareholder, the “Drag-along Selling Shareholder”) without the need for shareholder approval (including without limitation by way of a change in control of such Shareholder), to sell all Shares beneficially held by such Shareholder (or in the event that the Drag-along Selling Shareholder is selling fewer than all of its

Shares held in the Company, Shares in the same proportion as the Drag-along Selling Shareholder is selling) to the person to whom the Drag-along Selling Shareholder proposes to sell its Shares, for the same per-share consideration (on an as-converted basis) and on the same terms and conditions as the Drag-along Selling Shareholder, except that the Shareholder will not be required to sell its Shares unless (i) the liability for indemnification, if any, of the Shareholder in such Drag-Along Transaction is several, not joint, and is pro rata in accordance with the Shareholder’s relative share ownership of the Company, and (ii) the consideration to be paid to the Shareholders in such Drag-Along Transaction will be allocated as if the consideration were the proceeds to be distributed to the Shareholders in a Deemed Liquidation Event under Section 8.2 of the Company’s Memorandum and Articles;

(c) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Drag-Along Transaction;

(d) to execute and deliver all related documentation and take such other action in support of the Drag-Along Transaction as shall reasonably be requested by the Company; and

(e) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any voting securities owned by such party or Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so in writing by the acquirer in connection with a Drag-Along Transaction, provided that such deposit is permissible under applicable Laws;

provided that each Shareholder will not be required to comply with the above in connection with any proposed Drag-Along Transaction unless:

(i) any representations and warranties to be made by such Shareholder in connection with the proposed Drag-Along Transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Shares such Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Shareholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Shareholder in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Shareholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Shareholder;

(ii) such Shareholder is not required to agree (unless such Shareholder is a Company officer or employee) to any restrictive covenant in connection with the proposed Drag-Along Transaction (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the proposed Drag-Along Transaction) or any release of claims other than a release in customary form of claims arising solely in such Shareholder’s capacity as a Shareholder of the Company;

(iii) the Shareholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the proposed Drag-Along Transaction, other than the Company;

(iv) liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such proposed Drag-Along Transaction in accordance with the provisions of the Memorandum and Articles) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such proposed Drag-Along Transaction, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder; and

(v) upon the consummation of the proposed Drag-Along Transaction (i) each holder of each class or series of shares of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per share Ordinary Share as is received by other holders in respect of their Ordinary Shares, and (iv) unless waived pursuant to the terms of the Memorandum and Articles and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and the holders of Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the proposed Drag-Along Transaction is a Deemed Liquidation Event) in accordance with the Memorandum and Articles in effect immediately prior to the proposed Drag-Along Transaction.

10.2 Restrictions on Sales of Control of the Company. No Shareholder shall be a party to any Stock Sale unless (a) all holders of Preferred Shares are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Memorandum and Articles in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Memorandum and Articles, elect to allocate the consideration differently by written notice given to the Company at least ten (10) business days prior to the effective date of any such transaction or series of related transactions.

11. Election of Directors.

11.1 Board of Directors.

(a) The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of no more than six (6) directors, with the composition of the Board determined as follows:

(i) The Series Seed Majority Holders shall have the right to collectively designate, appoint, remove, replace and reappoint two (2) directors to the Board (each a “Series Seed Director”, and collectively, the “Series Seed Directors”), initially to be Konstantin Poukalov and Adam Stone;

(ii) So long as BridgeBio Pharma LLC (“Bridge”) continues to hold at least five percent (5%) or more of the fully-diluted share capital of the Company on a fully-diluted and as-converted basis, Bridge shall have the right to designate, appoint, remove, replace and reappoint one (1) director to the Board (the “Bridge Director”), initially to be Neil Kumar, and any subsequent appointee or replacement shall be subject to the prior approval of Series Seed Majority Holders;

(iii) The Majority Ordinary Shareholders shall have the right to collectively designate, appoint, remove, replace and reappoint two (2) directors to the Board (each an “Ordinary Director”, and collectively, the “Ordinary Directors”), one of whom shall initially be Bing Li; and

(iv) The Requisite Holders shall have the right to collectively designate, appoint, remove, replace and reappoint one (1) director to the Board (the “Independent Director”), initially to be Tassos Giankakos.

(b) Notwithstanding the foregoing, if, in accordance with this Section 11.1, Bridge loses its right to designate, appoint, remove, replace and reappoint a Director, the number of Directors on the Board shall remain no more than six (6), and the Series Seed Majority Holders shall have the right to designate and appoint one (1) additional Director to the Board.

11.2 Voting Agreements.

(a) With respect to each election of Directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at no more than six (6) Directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 11.1, and (iii) against any nominees not designated pursuant to Section 11.1.

(b) Any Director designated pursuant to Section 11.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 11.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, incapacity (such as being convicted of, or pleading guilty or nolo contendere to, any felony or crime of moral turpitude), retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the Shareholders of the Company (and given written consents in lieu thereof) in support of the foregoing.

11.3 Quorum. Subject to the Memorandum and Articles and applicable Laws, the Board shall hold no less than one (1) board meeting during each fiscal quarter or more frequently as approved by the Board. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of the Directors of the Board then in office, including at least one Series Seed Director. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting, until a quorum shall be present. The Company shall ensure that a notice of each meeting of the Board, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting are sent to all Directors entitled to receiving notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting is sent to such persons within fourteen (14) days following the meeting.

11.4 Observer.

(a) For so long as RA Capital holds at least 529,474 Series A Preferred Shares (or Ordinary Shares issued upon conversion of the Series A Preferred Shares) as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events, RA Capital shall be entitled to nominate a representative board observer (the “RA Capital Observer”).

(b) For so long as Venrock holds at least 352,983 Series A Preferred Shares (or Ordinary Shares issued upon conversion of the Series A Preferred Shares) as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events, Venrock shall be entitled to nominate a representative board observer (the “Venrock Observer”).

(c) For so long as FIIF holds at least 352,983 Series A Preferred Shares (or the Ordinary Shares issued upon conversion of the Series A Preferred Shares) as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events, FIIF shall be entitled to nominate a representative board observer (together with the RA Capital Observer and Venrock Observer, the “Observers”).

(d) Each Observer shall be entitled to (i) attend and participate in all Board or committee meetings in a non-voting capacity and (ii) receive copies of all notices and materials provided to other members of the Board and the committees at the same time and in the same manner as provided to such other members of the Board; provided, however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof based on the advice of counsel or if the Company reasonably believes that (x) access to such information or attendance at such meeting could reasonably result in an adverse effect to the attorney-client privilege between the Company and its counsel or (y) the Observer has a conflict of interest with respect to the subject matter.

11.5 Termination. The provisions of this Section 11 shall terminate on the consummation of a Qualified IPO.

12. Protective Provisions.

12.1 Acts of the Group Companies Requiring Requisite Preferred Holder Approval. Notwithstanding anything else contained herein, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure such Group Company not to, and the Shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in accordance with applicable Law and in writing by the (i) the Requisite Holders and (ii) the Requisite Preferred Holders, which in the case of (k)-(n) must include at least three (3) affirmative votes from the following four (4) entities: the Perceptive Fund Entities (solely for the purposes of this Section 12.1(ii), voting together as one entity), Venrock, RA Capital and FIIF:

(a) consummate any liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as defined in the Memorandum and Articles, which, for the avoidance of doubt, includes a Deemed Liquidation Event involving the acquisition by a special purpose vehicle), or consent to any of the foregoing;

(b) declare or pay any dividends or distributions on any Equity Securities of the Company;

(c) re-domicile the Company or any Group Company to any jurisdiction other than such entity’s original jurisdiction of incorporation or any tax-motivated re-organization or restructuring of the ownership structure of the Group Companies, unless such re-domiciliation, re-organization or restructuring does not have any material adverse effect on the holders of Preferred Shares;

(d) amend, alter or repeal any provision of the Charter Documents;

(e) increase or decrease the authorized number of Ordinary Shares or Preferred Shares or any series thereof (save and except for the increase or decrease caused by the issuance of (i) Ordinary Shares issued upon conversion of the Preferred Shares; and (ii) options representing up to 150,000 Ordinary Shares granted pursuant to an Equity Plan approved by the Board), or authorize or create any Equity Security having rights preferences, privileges or powers senior to the Preferred Shares,, or take or permit any action reclassifying any outstanding shares into shares having rights, preferences, privileges or powers senior to the Preferred Shares or reclassify any outstanding securities into shares having rights or preferences, senior to or on a parity with those preferences of the Preferred Shares;

(f) repurchase, redeem or retire any of the Company’s Equity Securities other than pursuant to contractual rights to repurchase equity interests held by employees, directors or consultants of the Company or any Group Company upon termination of their employment or services at no greater than the original purchase price thereof and pursuant to relevant agreements which permit such repurchase;

(g) dispose of, all or substantially all of, any Group Company’s interest in any of its Subsidiaries or the assets of the Subsidiaries;

(h) reduce or cancel the authorized or issued share capital (as the case may be) of any Group Company, purchase or redeem any shares or securities of any Group Company convertible into or carrying a right of subscription in respect of shares or any share warrants, grant, issue or reserve for issuance any options, warrants or rights which may require the issue of shares in the future (save and except for any change in authorized or issued share capital or purchase or redemption made pursuant to an arms’ length transaction);

(i) any public offering of any Equity Securities of any Group Company (other than a Qualified IPO);

(j) any exclusive out-licensing of any trademarks, patents or other intellectual property owned by any Group Company (other than (i) transactions approved by the Board (which shall include the affirmative vote from at least one disinterested Director), (ii) transactions conducted at arms’ length or (iii) otherwise in the ordinary course of business or customary for the trade licensing arrangements);

(k) issue, or agree to issue, share capital such that the total outstanding share capital of the Company, calculated on an as-exercised, as converted to Ordinary Share basis, exceeds 48,184,458 (as such number may be adjusted to reflect stock splits, dividends or other changes in the number of outstanding shares of Ordinary Shares);

(l) increase, from the date of the Initial Closing (as defined in the Subscription Agreement) until April 29, 2022 (the “Restriction Period”), the total number of Ordinary Shares authorized and reserved for issuance under the Company’s Equity Plan above 1,738,538 (as such number may be adjusted to reflect stock splits, dividends or other changes in the number of outstanding shares of Ordinary Shares);

(m) increase, after the expiration of the Restriction Period, the total number of Ordinary Shares authorized and reserved for issuance (including any options granted) under the Equity Plan above 3,177,076 (as such number may be adjusted to reflect stock splits, dividends or other changes in the number of outstanding shares of Ordinary Shares);

(n) other than through the Equity Plan, issue or agree to issue any Equity Securities of the Company to any employees, directors, officers or consultants of the Company or any Group Company; or

(o) any action by any Group Company to authorize, approve, or enter into any agreement or obligation with respect to any of the actions listed above.

The holders of Series A Preferred Shares and Series Seed Preferred Shares shall be entitled to vote together with the holders of the Ordinary Shares on all other matters with each Preferred Share having the number of votes equal to the number of shares of Ordinary Shares issuable upon conversion of such Preferred Share; except as otherwise set forth herein, including but not limited to the extent that the matters to be voted as set forth in this Section 12.1 above, in which case the holders of the Series A Preferred Shares or Series Seed Preferred Shares, as applicable, shall vote separately as a class.

12.2 Acts of the Group Companies Requiring Requisite Board Approval. Notwithstanding anything else contained herein, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Person shall permit any such Group Company to, and the Shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by at least a majority of the members of the Board (including at least one Series Seed Director):

(a) incurrence by any such Group Company of Indebtedness for borrowed money or guarantees of such Indebtedness except for trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(b) incurrence of any Lien on all or any of the undertaking, assets or rights of any such Group Company except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business;

(c) incurrence of any capital expenditure or other commitment that are not contemplated in the annual budget in excess of US$5,000,000 (or its equivalent in other currency or currencies) individually or US$10,000,000 (or its equivalent in other currency or currencies) in the aggregate during any financial year;

(d) entering into, amending, terminating, or otherwise modifying any agreement or transaction with any Related Party; provided, that such action shall be approved by a majority of the disinterested Directors;

(e) entering into, amending, terminating, or otherwise modifying any material transaction with a transaction amount in excess of US$5,000,000 (or its equivalent in other currency or currencies);

(f) the appointment or removal of, the modification of responsibilities of, or approval of the remuneration package for, any executive officer or key personnel of any such Group Company;

(g) the adoption, amendment or termination of any Equity Plan or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of such Group Companies;

(h) approval of or any material amendment to the business scope and/or operating plans of any such Group Company;

(i) the appointment or removal of the Auditors for any such Group Company;

(j) any material change in the business activities and/or strategy of any such Group Company;

(k) initiating, defending or settling any legal proceedings (with the understanding that legal proceedings pertaining to a dispute with any then existing Shareholder will only require the approval of a majority of the disinterested members of the Board);

(l) delegating to any committee of the Board the authority to approve any of the foregoing or establishing any committee for such purpose.

12.3 Termination. The provisions of this Section 12 shall terminate on the consummation of a Qualified IPO.

13. Additional Covenants.

13.1 Anti-corruption Undertakings; Compliance with Law.

(a) Within a reasonable period of time following the Initial Closing (but in no event greater than six months after the date of the Initial Closing), the Parties shall cause each Group Company to:

(i) adopt and implement rules and policies regarding anti-bribery or anti-corruption issues and a code of conduct of the Group Companies (including a written travel and entertainment policy) consistent with global best practices (the “Anti-Corruption Policies”), with the understanding that such Anti-Corruption Policies will forbid the Company and each other Group Company and their respective Affiliates and agents or representatives from promising, authorizing or making any payment to, or otherwise contributing any item of value, directly or indirectly, to any third party, including any Government Official, in each case, in violation of the Anti-Corruption Laws or the Anti-Corruption Policies;

(ii) permit the Investors to inspect (and, upon written request, the Company shall furnish copies of) the Company’s books and records for the purposes of evaluating and verifying the Company’s implementation of and compliance with the Anti-Corruption Policies;

(iii) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the Anti-Corruption Policies and the Anti-Corruption Laws. The Group Companies will monitor their operations with the purpose of ensuring the systems and controls are effective at the reasonable assurance level and make necessary changes from time to time, in particular as their business activities expand; and

(iv) maintain books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets.

(b) The Company agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the subject matter of this Agreement (together with the Company, the “Company Representatives”) that for the performance of its obligations hereunder:

(i) The Company Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to:

(1) any Government Official in order to influence official action;

(2) any Person (whether or not a Government Official) (x) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“Acting Improperly”), (y) to reward such Person for Acting Improperly, or (z) where such Person would be Acting Improperly by receiving the money or other thing of value; or

(3) any other Person while knowing or having reason to know that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement.

(ii) The Company Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

(iii) The Company Representatives shall comply with the Anti-Corruption Laws, shall adopt and comply with the Anti-Corruption Rules and Policies and the code of conduct, and shall not take any action that will, or would reasonably be expected to, cause the Company (or its Affiliates) to be in violation of any such laws, policies or code.

(c) The Company shall promptly provide the Investors with written notice of the following events:

(i) Upon becoming aware of any breach or violation by any Group Company or any of their respective Affiliates of any representation, warranty or undertaking set forth in Section 12.1(b);

(ii) Upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for any violation of any Anti-Corruption Law or upon receipt of information.

(d) The Shareholders shall cause the Company to, and shall cause the Company to cause each Subsidiary to comply with all Laws and with the directions of Governmental Authorities having jurisdiction over them or their business or property.

13.2 United States Tax Matters.

(a) The Company shall use its best efforts to avoid the status of the Company or any Group Company as a PFIC, provided, however, the foregoing shall be deemed to have been met to the extent that the PFIC status of the Company arises from any cash that it holds including by reason of the current or any future equity or debt financing.

(b) The Company shall use its best efforts to avoid future status of the Company or any Group Company as a CFC. The Company and each Group Company shall use their reasonable best efforts to avoid generating for any taxable year in which the Company or any Group Company is a CFC, income that would be includible in the income of each Investor that is a United States Person pursuant to Section 951 of the Code.

(c) The Company shall:

(i) engage a Big Four Accounting Firm to, as soon as practicable, but in any event within sixty days after the end of each fiscal year of the Company, examine whether the Company or any Group Company is a PFIC or a CFC, in each case for U.S. federal income tax purposes, for any applicable year;

(ii) immediately notify the Shareholders if, as a result of the analysis of the Big Four Accounting Firm, the Company or any Group Company becomes aware of any change in the PFIC or CFC status of the Company for any taxable year; and

(iii) if it is determined that the Company or Group Company is a PFIC or CFC for any applicable year, engage a Big Four Accounting Firm to obtain and provide to each Shareholder such information as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, as such Shareholder may reasonably require in writing in order to comply with such Shareholder’s applicable U.S. federal income tax reporting and any related requirements, including timely filing and maintaining any tax elections necessary to reduce taxes due and maintaining financial information prepared in accordance with U.S. generally accepted accounting principles.

(d) The Company shall be classified as an association taxable as a corporation for U.S. federal income tax purposes and shall not make (and shall not cause to be made) any election inconsistent with such classification; provided, that the Company may change such classification if the Company (i) gives written notice to the Shareholders no later than seventy-five (75) days prior to the effective date of such change and (ii) permits any Shareholder to complete a transfer of such Shareholder’s equity interest in the Company to an Affiliate of such Shareholder prior to the effective date of such change.

13.3 Other Tax Matters. The Shareholders shall cause the Company to, and the Company shall (and shall cause each Subsidiary to), (a) comply with all applicable Tax Laws and regulations in all material respects, and (b) timely and accurately file all Tax returns required to be filed and timely pay all Taxes required to be paid. Further, each Shareholder shall (a) comply with all applicable Tax Laws and regulations in all material respects, and (b) timely and accurately file all Tax returns required to be filed and timely pay all Taxes required to be paid, in each case in connection with their rights and responsibilities relating to the Company or any Subsidiary. The Shareholders shall use their reasonable best efforts to cause the Company to, and the Company shall (and shall cause each Subsidiary to) use its reasonable best efforts to, conduct its activities in a manner such that (a) it is not treated for Tax purposes as resident in a country other than its country of incorporation, and (b) no Shareholder or Group Company is required to pay Tax or file Tax returns in a country other than its country of incorporation.

13.4 Compliance with PRC Laws. The Company covenants it shall fully comply with all the applicable Laws of the PRC as well as all requirements of the competent Governmental Authorities with respect to their conducting of business in all material respects, on a continuing basis.

13.5 Directors and Officers Insurance. The Company will purchase and, at all times, maintain for the benefit of each director, an adequate directors and officers insurance policy against liability for negligence, breach of duty and breach of trust with a reputable insurance company with a coverage of no less than US$3,000,000 and on commercially reasonable and customary terms approved by the Board. The Company shall indemnify and hold harmless each director, to the fullest extent permissible by Law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such director or his alternate as a result of any act, matter or thing done or omitted to be done by him or her in the course of acting as a Director, as applicable, of the Company (save and except for fraud, gross negligence or willful default).

13.6 Intellectual Property. The Company shall take all steps promptly to obtain and maintain all necessary patent, trademark, and copyright registrations, in the reasonable judgment of the Shareholders with advice of counsel, in all relevant jurisdictions, for the protection of Intellectual Property of the Company and the other Group Companies.

13.7 Non-solicitation. Unless the Requisite Holders otherwise consent in writing, each Shareholder, so long as it holds any Shares of the Company and for a period of one (1) year following the date that it ceases to hold any Shares of the Company, shall not and shall cause its Affiliates not to, solicit, recruit or entice away or endeavor to solicit, recruit or entice away (a) any current director, officer, consultant or employee of any Group Company or any other Shareholders (each a “Non-

soliciting Party”) or (b) any former director, officer, consultant or employee of the Non-soliciting Party following his or her voluntary departure from such Non-soliciting Party; provided, however, that this Section 13.7 shall not prohibit any Shareholder or its Affiliates from soliciting or hiring any Person who responds to a general advertisement or solicitation, including but not limited to advertisements or solicitations through newspapers, trade publications, periodicals, radio or internet database, or efforts by any recruiting or employment agencies, not specifically directed at employees of the Non-soliciting Party. Such restrictions in this Section 13.7 shall not apply to Pfizer or any Affiliates (including but not limited in such exclusion to “portfolio companies” (as such term is customarily used among institutional investors)) of RA Capital, Venrock, the Perceptive Funds Entities, FIIF, Viking, T. Rowe, Tybourne, Pfizer, Wellington, Casdin and Farallon; and provided, further that in the event the Company and any other shareholder of the Company enter into any agreement or understanding regarding the provisions set forth in this Section 13.7 which provides for less restrictive non-solicitation obligations of such shareholder, each of RA Capital, Venrock, the Perceptive Funds Entities and FIIF shall only be subject to such less restrictive provisions relating to this Section 13.7.

13.8 Confidentiality.

(a) Each Party covenants and agrees that without the prior written consent from the other Parties, such Party shall (i) not divulge or communicate to any Person the existence or contents of this Agreement and other Transaction Documents, except to an Affiliate, (ii) not divulge or communicate to any Person any Confidential Information which may be within, or which may come to, its knowledge, provided, however, that such Party may disclose the Confidential Information to its current directors, officers, employees, accountants, attorneys or other professional advisors, in each case only on an as-needed basis and where such Persons are under appropriate non-disclosure obligations. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws and regulations) to disclose the existence or contents of any Transaction Document or any of the Confidential Information in contravention of the provisions of this Section 13.8, such Party (the “Disclosing Party”) shall, unless prohibited by Law, provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Each Party shall use its best endeavours not to utilize any Confidential Information for any purpose that harms or is reasonably likely to harm the goodwill of the Group Companies.

(b) The provisions of this Section 13.8 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement (but not the Charter Documents) entered into by the Company and the Investors in respect of the transactions contemplated hereby, except for the confidentiality provision in the Subscription Agreement, which shall remain in full force and effect.

13.9 Management Personnel.

(a) The Company shall have a chief executive officer, chief financial officer, chief technology officer, chief medical officer, chief compliance officer, corporate secretary and such other corporate officers as is desired by the Board (collectively, the “C-Suite Executives”).

(b) Any nomination, appointment and/or removal of any C-Suite Executive (other than the nomination, appointment and/or removal of the chief executive officer, which shall be subject to the provisions of Section 11.1) shall be subject to the individual approvals of the Series Seed Majority Holders, with the understanding that each such Party shall only retain such individual approval right for so long as such Party continues to hold the right to appoint one or more Directors to serve on the Board in accordance with Section 11.1.

13.10 Employee Agreements. Unless otherwise approved by a majority of the members of the Board (including at least one Series Seed Director) the Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to be bound by nondisclosure, proprietary rights assignment and non-solicitation obligations; and (ii) each Key Employee to enter into a noncompetition designed with the advice of counsel.

13.11 Chop Management Policies. The Company covenants it shall procure the PRC Company to adopt written chop management policies and procedures that are reasonably designed to ensure the safe-keeping and proper use of the chops of the PRC Company.

13.12 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of the Perceptive Fund Entities, Venrock, RA Capital, FIIF, Viking, Tybourne, Pfizer, Wellington, Sphera, Casdin, Vida and Farallon (together with their Affiliates) are professional investment organizations, and as such review the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, each of Perceptive Fund Entities, Venrock, RA Capital, FIIF, Viking, Tybourne, Pfizer, Wellington, Sphera, Casdin, Vida, Pfizer and Farallon (together with their Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Perceptive Fund Entities, Venrock, RA Capital, FIIF, Viking, Tybourne, Pfizer, Wellington, Sphera, Casdin, Vida, Pfizer and Farallon (together with their Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of the Perceptive Fund Entities, Venrock, RA Capital, FIIF, Viking, Tybourne, Pfizer, Wellington, Sphera, Casdin, Vida and Farallon (together with their Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

Further, each of the Parties hereto acknowledges and agrees that Pfizer may presently have, or may engage in the future in, internal development programs, or may receive information from third parties that relates to, and may develop and commercialize products independently or in cooperation with such third parties, that are similar to or that are directly or indirectly competitive with, the Company’s development programs, products or services. The exercise by such Pfizer of any rights under any Transaction Document shall not in any way preclude or restrict Pfizer from conducting any development program, commercializing any product or service or otherwise engaging in any enterprise, whether or not such development program, product, service or enterprise, competes with those of the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement. Nothing in any Transaction Document shall be construed to impose on Pfizer any restriction, duty or obligation other than as expressly set forth therein.

13.13 Termination. The provisions of Section 13, except for Section 13.12, shall terminate on the consummation of a Qualified IPO.

14. Miscellaneous.

14.1 Termination. This Agreement shall terminate upon written consent of the Parties hereto; provided, that this Agreement shall terminate with respect to each Investor and Ordinary Shareholder once each ceases to be a Shareholder of the Company. Upon termination of this Agreement, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under this Section 14). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

14.2 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all actions, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

14.3 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Investor hereunder are assignable (together with the related obligations) in connection with the transfer of all or part of the Equity Securities of the Company held by such Investor, so long as (a) the transferee does not and will not, directly or indirectly, compete against the Company and (b) the transferee agrees to become a party to, and be bound by, the terms and conditions of this Agreement to the same extent as the transferor by executing and delivering a Deed of Adherence, attached hereto as Exhibit A. Except as provided in the preceding sentence and Section 9.1, this Agreement and the rights and obligations of each Party hereunder shall not otherwise be assigned without the written consent of the other Parties except as expressly provided herein.

14.4 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the Laws of the State of New York.

14.5 Dispute Resolution.

(a) The Parties agree to negotiate in good faith to resolve any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof. If the negotiations do not resolve the Dispute to the satisfaction of both Parties within thirty (30) days after one Party delivers written notice of a Dispute to the other Parties, Section 14.5(b) shall apply.

(b) In the event the Parties are unable to settle a Dispute in accordance with Section 14.5(a) above, such Dispute shall be referred to and conclusively determined by arbitration upon the demand of any Party to the Dispute with notice (the “Arbitration Notice”) to the other.

(c) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force when the Arbitration Notice is submitted.

(d) The disputing Parties may jointly select one (1) arbitrator, or agree that the Chairman of HKIAC shall select the arbitrator. In the absence of such agreement, there shall be three (3) arbitrators, the claimant to the Dispute, or in the case of multiple claimants, all such claimants acting collectively (the “Claimant”) shall select one (1) arbitrator and the respondent to the Dispute, or in the case of more than one respondent, the respondents acting collectively (the “Respondent”) shall select one (1) arbitrator. All selections shall be made within thirty (30) days after the selecting Party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and neither the Claimant nor the Respondent shall be limited in their selection to any prescribed list. The Chairman of HKIAC shall select the third arbitrator who will act as chairman of the arbitration board. If any arbitrator to be appointed by a Party has not been appointed and consented to participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of HKIAC.

(e) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Administered Arbitration Rules are in conflict with the provisions of this Section 14.5, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 14.5 shall prevail.

(f) Each Party to the arbitration shall cooperate with the other Parties to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

(g) The award of the arbitral tribunal shall be final and binding upon the Parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(h) The arbitral tribunal shall decide any Dispute submitted by the Parties to the arbitration strictly in accordance with the Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(i) Any Party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(j) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(k) Notwithstanding the foregoing in this Section 14.5, the Parties agree that each Party shall have the right, without posting any bond, to seek preliminary injunction, temporary restraining order or other temporary relief from any court of competent jurisdiction.

14.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party set forth in the signature pages hereto (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 14.6). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

14.7 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will constitute neither the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

14.8 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

14.9 Amendments and Waivers.

(a) General. Any provision in this Agreement may be amended or waived, only by the written consent of the Company and the Requisite Preferred Holders, provided that (i) Section 12.1(k)-(n) may not be amended without obtaining the written consent from at least three (3) out of the four (4) following entities: the Perceptive Fund Entities (solely for purpose of this Section 14.9(a)(i), voting together as one entity), RA Capital, Venrock and FIIF;(ii) Section 13.7 may not be amended without the written consent of RA Capital, Venrock and the Perceptive Funds Entities; and (iii) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the consent of the other Parties. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto. The Company shall give prompt written notice of any amendment or waiver hereunder to any Party that did not consent in writing thereto.

(b) Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series A Preferred Shares after the date hereof in an Additional Closing (as defined in the Subscription Agreement), the purchaser of such Series A Preferred Shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder. Upon such Investor’s execution and delivery of an additional counterpart signature page to this Agreement, the Company shall update Schedule III hereto to add such additional Investor to Schedule III and shall distribute a copy of the updated Shareholders Agreement, with the updated Schedule III, to all Parties.

14.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

14.11 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

14.12 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

14.13 Entire Agreement. This Agreement (including the Schedule hereto) together with the other agreements and instruments referenced herein constitutes the full and entire understanding and agreement among the Parties with regard to the subject matters hereof, and supersedes all prior agreements and understandings between or among any of the Parties with respect to the subject matters hereof.

14.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

14.15 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents of the Company, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects as between the shareholders of the Company only, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of such Charter Documents, and the Parties hereto shall exercise all rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

14.16 Termination of Prior Shareholders Agreement. In consideration of the mutual covenants and promises contained herein, each of the parties to the Prior Shareholders Agreement hereby confirms and covenants with each of the other parties thereto that immediately as of the execution of this Agreement, the Prior Shareholders Agreement shall be irrevocably terminated and replaced in its entirety by this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

LIANBIO

By:	/s/ Bing Li
Name:	Bing Li
Title:	Authorized Representative
Address:	LianBio
c/o Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands
Attention:	Bing Li

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

LIANBIO DEVELOPMENT (CAYMAN) LIMITED

By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov
Title:	Director
Address:	LianBio Development (Cayman) Limited
c/o Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands
Attention	Konstantin Poukalov

LIAN ONCOLOGY

By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov
Title:	Director
Address:	Lian Oncology
c/o Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands
Attention	Konstantin Poukalov

LIAN CARDIOVASCULAR

By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov
Title:	Director
Address:	Lian Cardiovascular
c/o Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands
Attention	Konstantin Poukalov

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

LIANBIO DEVELOPMENT (HK) LIMITED (聯拓生物科技有限公司)

By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov
Title:	Director
Address:	LianBio Development (HK) Limited
RM 1901, 19/F Lee Garden One 33 Hysan Avenue Causeway Bay Hong Kong
Attention	Konstantin Poukalov

LIAN ONCOLOGY LIMITED (聯諾腫瘤生物科技有限公司)

By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov
Title:	Director
Address:	Lian Oncology Limited
RM 1901, 19/F Lee Garden One 33 Hysan Avenue Causeway Bay Hong Kong
Attention	Konstantin Poukalov

LIAN CARDIOVASCULAR LIMITED (聯諾心血管生物科技有限公司)

By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov
Title:	Director
Address:	Lian Cardiovascular Limited
RM 1901, 19/F Lee Garden One 833 Hysan Avenue Causeway Bay Hong Kong
Attention	Konstantin Poukalov

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

LIANBIO, LLC

By:	/s/ Bing Li
Name:	Bing Li
Title:	Authorized Officer
Address:	LianBio, LLC
1209 Orange Street City of Wilmington State of Delaware 19801
Attention:	Bing Li

LIANBIO LICENSING, LLC

By:	/s/ Bing Li
Name:	Bing Li
Title:	Authorized Signatory
Address:	LianBio Licensing, LLC
1209 Orange Street City of Wilmington State of Delaware 19801
Attention:	Bing Li

SHANGHAI LIANBIO DEVELOPMENT CO., LTD. (上海联拓生物科技有限公司)

(Corporate Chop)

By:	/s/ Bing Li
Name:	Bing Li
Title:	Legal Representative
Address:	Shanghai LianBio Development Co., Ltd.
3/F, Building No. 1 400 Fangchun Road China (Shanghai) Pilot Free Trade Zone
Attention:	Bing Li

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By:	/s/ Joseph Edelman
Name:	Joseph Edelman
Title:	Authorized Representative
Address:	c/o Perceptive Advisors, LLC 51 Astor Place, 10th Floor New York, NY 10003
Attention:
Email:

LEV LB HOLDINGS, LP

By:	LEV LB Holdings GP, LLC its General Partner

By:	/s/ Joseph Edelman
Name:	Joseph Edelman
Title:	Manager
Address:	c/o Perceptive Advisors, LLC 51 Astor Place, 10th Floor New York, NY 10003
Attention:
Email:

PERCEPTIVE XONTOGENY VENTURE FUND, LP

By:	Perceptive Xontogeny Venture GP, LLC its General Partner

By:	/s/ Joseph Edelman
Name:	Joseph Edelman
Title:	Authorized Representative
Address:	c/o Perceptive Advisors, LLC 51 Astor Place, 10th Floor New York, NY 10003
Attention:
Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

BRIDGEBIO PHARMA LLC

By:	/s/ Neil Kumar
Name:	Neil Kumar
Title:	Chief Executive Officer
Address:	BridgeBio Pharma LLC 421 Kipling St. Palo Alto, CA 94301
Attention:	Neil Kumar, Chief Executive Officer
Email:
Tel:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

C2 LIFE SCIENCES LLC

By:	/s/ Joseph Edelman
Name:	Joseph Edelman
Title:	Managing Member
Address:	c/o Perceptive Advisors, LLC 51 Astor Place, 10th Floor New York, NY 10003
Attention:
Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Healthcare Fund GP, LLC, its General Partner

By:	/s/ Raj Shah
Name:	Raj Shah
Title:	Managing Partner
Address:	RA Capital Management, L.P. 200 Berkeley Street, 18th Floor Boston, MA 02116
Attention:	General Counsel

RA CAPITAL NEXUS FUND II, LP

By:	RA Capital Nexus Fund II GP, LLC, its General Partner

By:	/s/ Raj Shah
Name:	Raj Shah
Title:	Managing Partner
Address:	RA Capital Management, L.P. 200 Berkeley Street, 18th Floor Boston, MA 02116
Attention:	General Counsel

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

BLACKWELL PARTNERS LLC - SERIES A

By:	/s/ Abayomi Adigun	/s/ Jannine M. Lall
Name:	Abayomi A. Adigun	Jannine M. Lall
Title:	Investment Manager DUMAC, Inc. Authorized Agent	Head of Finance & Controller DUMAC, Inc. Authorized Agent

Address: Blackwell Partners LLC – Series A 280 S. Mangum Street, Suite 210 Durham, NC 27701 Attention: Jannine Lall

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.

By:	VHCP Management III, LLC, its general partner
By:	VR Advisor, LLC, its manager

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory
Address:	7 Bryant Park, 23rd Floor New York, NY 10018
Attention:	Nimish Shah

VHCP CO-INVESTMENT HOLDINGS III, LLC

By:	VHCP Management III, LLC, its manager
By:	VR Advisor, LLC, its manager

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory
Address:	7 Bryant Park, 23rd Floor New York, NY 10018
Attention:	Nimish Shah

VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P

By:	VHCP Management EG, LLC, its General Partner

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory
Address:	7 Bryant Park, 23rd Floor New York, NY 10018
Attention:	Nimish Shah

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

AQUILA INVESTMENTS XII

By:	/s/ Tanvir Ghani
Name:	Tanvir Ghani
Title:	Director
Address:

c/o Tybourne Capital Management (HK) Limited

30/F, AIA Central

1 Connaught Road Central

Hong Kong

Attention: Bosun Hau

With a copy (which shall not constitute notice) to:

Tybourne Capital Management (HK) Limited

30/F, AIA Central

1 Connaught Road Central

Hong Kong

Attention: Head of Legal

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP

By:	Viking Global Opportunities Portfolio GP LLC, its General Partner

By:	/s/ Matthew Bloom
Name:	Matthew Bloom
Title:	Authorized Signatory
Address:	c/o Viking Global Investors LP 55 Railroad Avenue Greenwich, CT 06830

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

T. ROWE PRICE HEALTH SCIENCES FUND, INC. T. ROWE PRICE HEALTH SCIENCES PORTFOLIO Each account severally, and not jointly

By:	T. Rowe Price Associates, Inc., Investment Advisor

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President
Address:	T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202
Attention:	Andrew Baek, Vice President and Senior Legal Counsel
Phone:
Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

PFIZER INC.

By:	/s/ Monika Vnuk
Name:	Monika Vnuk
Title:	Vice President, Worldwide Business Development
Address:	235 East 42nd Street New York, NY 10017
Attention:	Bill Burkoth With a copy to: Pfizer Inc. 235 East 42nd Street New York, NY 10017 Attention: Andrew J. Muratore

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

BLACKROCK GLOBAL FUNDS – WORLD HEALTHSCIENCE FUND

By:	BlackRock Investment Management LLC, its Investment Advisor

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director
Address:	c/o BlackRock Advisors, LLC BlackRock Capital Management, Inc. 60 State Street, 19th/20th Floor Boston, MA 02109
Attention:	Erin Xie
Email:	With a copy (which shall not constitute notice) to: c/o BlackRock, Inc. Office of the General Counsel 40 East 52nd Street New York, NY 10022 Attn: David Maryles and Michael Roth Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

BLACKROCK HEALTH SCIENCES TRUST II

By:	BlackRock Advisors, LLC, its Investment Advisor

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director
Address:	c/o BlackRock Advisors, LLC BlackRock Capital Management, Inc. 60 State Street, 19th/20th Floor Boston, MA 02109
Attention:	Erin Xie
Email:	With a copy (which shall not constitute notice) to: c/o BlackRock, Inc. Office of the General Counsel 40 East 52nd Street New York, NY 10022 Attn: David Maryles and Michael Roth Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

By:	BlackRock Capital Management, Inc., its Investment Advisor

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director
Address:	c/o BlackRock Advisors, LLC BlackRock Capital Management, Inc. 60 State Street, 19th/20th Floor Boston, MA 02109
Attention:	Erin Xie
Email:	With a copy (which shall not constitute notice) to: c/o BlackRock, Inc. Office of the General Counsel 40 East 52nd Street New York, NY 10022 Attn: David Maryles and Michael Roth Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

VIDA VENTURES II, LLC

By:	VV Manager II LLC, its Managing Member

By:	/s/ Helen S. Kim
Name:	Helen S. Kim
Title:	Managing Director
Address:	40 Broad Street, Suite 201 Boston, MA 02109
Attention:	Helen S. Kim

VIDA VENTURES II-A, LLC

By:	VV Manager II LLC, its Managing Member

By:	/s/ Helen S. Kim
Name:	Helen S. Kim
Title:	Managing Director
Address:	40 Broad Street, Suite 201 Boston, MA 02109
Attention:	Helen S. Kim

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

WELLINGTON BIOMEDICAL INNOVATION MASTER INVESTORS (CAYMAN) I L.P.

By:	Wellington Management Company LLP, as investment advisor

By:	/s/ Peter McIsaac
Name:	Peter McIsaac
Title:	Managing Director and Counsel
Address:	c/o Wellington Management Company LLP Legal and Compliance 280 Congress Street Boston, MA 02210
Telephone number:
Attention:
Email:	with a copy (which shall not constitute notice) to: Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attn: Jason Kropp Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

ZONE II HEALTHCARE HOLDINGS, LLC

By:	Farallon Capital Management, L.L.C., its Manager

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory
Address:	c/o Farallon Management Company, L.L.C. One Maritime Plaza, Suite 2100 San Francisco, CA 94111
Attention:	Philip Dreyfuss
Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

LOGOS OPPORTUNITIES FUND II, L.P.

By:	Logos Opportunities GP, LLC, its General Partner

By:	/s/ Graham Walmsley
Name:	Graham Walmsley
Title:	Manager
Address:	1 Letterman Drive Building D, Suite D3-700 San Francisco, CA 94129
Attention:	Graham Walmsley
Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

CASDIN PRIVATE GROWTH EQUITY FUND, L.P.

By:	Casdin Private Growth Equity Fund GP, LLC, its General Partner

By:	/s/ Kevin O’Brien
Name:	Kevin O’Brien
Title:	General Counsel
Address:	1350 Avenue of the Americas, Suite 2600 New York, NY 10019
Attention:	Fund Accounting
Email:

[Signature Page to Second Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date first above written.

SPHERA GLOBAL HEALTHCARE MASTER FUND

By:	/s/ Doron Breen
Name:	Doron Breen
Title:	Director
Address:	C/O/ Sphera Global Healthcare Management, LP 21 Ha’arbaa Street Tel Aviv, Israel 6473921

[Signature Page to Second Amended and Restated Shareholders Agreement]

Schedule I

LIST OF SUBSIDIARIES

•	LianBio, LLC, a limited liability company organized and existing under the laws of the State of Delaware;

•	LianBio Licensing, LLC, a limited liability company organized and existing under the laws of the State of Delaware;

•	LianBio Development (Cayman) Limited, an exempted company organized under the Laws of the Cayman Islands;

•	LianBio Development (HK) Limited (聯拓生物科技有限公司), a company limited by shares incorporated under the Laws of Hong Kong;

•	The PRC Company;

•	Lian Oncology, an exempted company organized under the Laws of the Cayman Islands;

•	Lian Oncology Limited (聯諾腫瘤生物科技有限公司), a company limited by shares incorporated under the Laws of Hong Kong;

•	Lian Cardiovascular, an exempted company organized under the Laws of the Cayman Islands; and

•	Lian Cardiovascular Limited (聯諾心血管生物科技有限公司), a company limited by shares incorporated under the Laws of Hong Kong.

Schedule II

LIST OF ORDINARY SHAREHOLDERS

List of “Ordinary Shareholders”:

•	Perceptive Life Sciences Master Fund, Ltd.

•	LEV LB Holdings, LP

•	Perceptive Xontogeny Venture Fund, LP

•	BridgeBio Pharma LLC

Schedule III

LIST OF INVESTORS

Part A: List of “Series Seed Investors”:

•	Perceptive Life Sciences Master Fund, Ltd.

•	LEV LB Holdings, LP

•	Perceptive Xontogeny Venture Fund, LP

Part B: List of “Series A Investors”:

•	Perceptive Life Sciences Master Fund, Ltd.

•	C2 Life Sciences LLC

•	RA Capital Healthcare Fund, LP

•	RA Capital Nexus Fund II, LP

•	Blackwell Partners LLC—Series A

•	Venrock Healthcare Capital Partners III, L.P.

•	VHCP Co-Investment Holdings III, LLC

•	Venrock Healthcare Capital Partners EG, L.P.

•	Aquila Investments XII

•	Viking Global Opportunities Illiquid Investments Sub-Master LP

•	Pfizer Inc.

•	T. Rowe Price Health Sciences Fund, Inc.

•	T. Rowe Price Health Sciences Portfolio

•	BlackRock Global Funds – World Healthscience Fund

•	BLACKROCK HEALTH SCIENCES TRUST II

•	BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

•	Vida Ventures II, LLC

•	Vida Ventures II-A, LLC

•	Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

•	Zone II Healthcare Holdings, LLC

•	Logos Opportunities Fund II, L.P.

•	Casdin Private Growth Equity Fund, L.P.

•	Sphera Global Healthcare Master Fund